Exhibit 99.1

Bryn Mawr Bank Corporation

FOR IMMEDIATE RELEASE:

FOR MORE INFORMATION CONTACT:

Ted Peters, Chairman

610-581-4800 or

610-525-2531 (evening)

Bryn Mawr Bank Corporation Announces Change in

Executive Management

BRYN MAWR, PA – August 8, 2006 - Bryn Mawr Bank Corporation, (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced that it has accepted the resignation of John Pickering, Executive Vice President in charge of the Bank’s Wealth Management Division, effective September 1, 2006.

Ted Peters, Chairman and Chief Executive Officer of Bryn Mawr Bank Corporation will assume the day-to-day duties of Mr. Pickering as the Bank launches a search focusing on both external and internal candidates for Mr. Pickering’s replacement.

“We’re grateful to John for his hard work helping to grow our Wealth Management Division and wish him the best in his future endeavors,” said Mr. Peters. “Our search will focus on the candidate best suited to help lead the continued growth of our Wealth Management Division and its nationally recognized investment expertise.”

“Bryn Mawr Trust has the premier wealth management group in the Philadelphia area,” said Mr. Pickering. “With an excellent and experienced team in place, I know that this will continue even as I depart the organization for another opportunity.”

Forward- looking Statements

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words believe, expect, anticipate, intend, plan, target, estimate or words of similar meaning. Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

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